EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (“Agreement”) is made as of the 18th day of March 2005 by and among United Energy Corporation, a Nevada corporation (the “Company”), and the Purchasers set forth on the signature page affixed hereto (each a “Purchaser” and collectively the “Purchasers”).

Recitals

A.        The Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) under the Securities Act of 1933, as amended (“1933 Act”), and the provisions of Regulation D (“Regulation D”), as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the 1933 Act;

B.         The Company has agreed, subject to approval by its shareholders, to authorize a new series of its preferred stock, par value $0.01 per share: the Company's Series A Convertible Preferred Stock (the "Preferred Stock"), stated value of $8,000 per share which shall be convertible into shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), at an initial conversion price of $1.00, in accordance with the terms of a Certificate of Designations, Preferences and Rights of the Preferred Stock, substantially in the form attached hereto as Exhibit A (the "Certificate of Designations");

C.        The Purchasers have agreed to purchase, and the Company has agreed to sell and issue to the Purchasers, upon the terms and subject to the conditions stated in this Agreement:

(a) Up to twenty (20) Series A units of the Company's securities (each a “Series A Unit” and collectively the “Series A Units”) at a purchase price of $80,000 per unit. Each Series A Unit consists of (i) 100,000 shares of the Company's Common Stock, $.01 par value (“Unit Shares”) and (ii) warrants (each a “Series A Warrant” and collectively the “Series A Warrants”) to purchase 50,000 shares of Common Stock at an exercise price of $1.00 per share, in the form annexed hereto as Exhibit B; and

(b) up to forty two (42) Series B units of the Company’s securities (each a “Series B Unit” and, collectively, the “Series B Units”) at a purchase price of $80,000 per Unit. Each Series B Unit consists of (i) ten shares of Preferred Stock (convertible at the initial conversion price into an aggregate of 80,000 shares of Common Stock); and (ii) a warrant (each a “Series B Warrant” and, collectively, the “Series B Warrants”) to purchase an aggregate of 40,000 shares of Common Stock at an exercise price of $1.50 per share, in the form annexed hereto as Exhibit C.

D.            The Purchasers shall purchase an aggregate of eight (8) Series A Units at the Initial Closing and, subject to the terms and conditions herein, shall thereafter purchase the remaining Series A Units and the Series B Units with each Purchaser purchasing the number of Units as set forth on such Purchaser's signature page attached hereto; and

E.             Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form annexed hereto as Exhibit D (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.                 Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings here set forth:

1.1.             “Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person, where “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

1.2.             “Agreements” means this Agreement, the Registration Rights Agreement, the Preferred Stock, the Warrants and any other agreement entered into, now or in the future, by the Company in connection with this Agreement or any of the other Agreements.

1.3. “Common Stock” means the common stock of the Company $.01 par value.

1.4. “Convertible Secured Notes” shall have the meaning set forth in Section 7.3.

1.5. “Initial Closing” means the consummation of the purchase and sale of eight (8) Series A Units (consisting of an aggregate of 800,000 shares of Common Stock and 400,000 Series A Warrants for an aggregate purchase price of $640,000) together with the Registration Rights Agreement.

1.6.	“Initial Closing Date” shall have the meaning set forth in Section 3.1.

1.7. “Laurus Note” means the Secured Convertible Term Note issued by the Company to Laurus Master Fund, Ltd. dated March 24, 2004 in the original principal amount of

$1,750,000, as such note may be amended, restated, supplemented, refinanced, replaced, refunded or otherwise modified from time to time, whether by the same or any other holder or group of holders.

1.8. “Laurus Security Interest”means security interest and lien on the assets of the Company in favor of the holder of the Laurus Note as security for the obligations arising inter alia under the Laurus Note and the Securities Purchase Agreement between the Company and Laurus Master Fund, Ltd. of even date therewith.

1.9.. “Material Adverse Effect” means a material adverse effect on the (i) condition (financial or otherwise), business, assets or results of operations of the Company; (ii) ability of the Company to perform any of its material obligations under the terms of the Agreements; or (iii) material rights and remedies of a Purchaser under the terms of the Agreements.

1.10. “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

1.11. “Preferred Stock” shall have the meaning set forth in the recitals to this Agreement.

1.12. “Purchase Order” means a bona fide commercially acceptable agreement or memorandum of sale for the purchase of product from the Company executed and issued by a purchaser which is not an Affiliate of the Company.

1.13. “SEC” means the U.S. Securities and Exchange Commission.

1.14. “SEC Filings” is defined in Section 5.6.

1.15. “Securities” means each of the securities referenced in the recitals to this Agreement and all shares of Common Stock which are issuable upon exercise or conversion of any such securities.

1.16. “Unit Purchase Period” means the period commencing on the Initial Closing Date and ending one year thereafter.

1.17.          “Remaining Series A Units” shall have the meaning set forth in Section 4.1.

1.18. “Series A Warrants” shall have the meaning set forth in the recitals to this Agreement.

1.19. “Series B Warrants” shall have the meaning set forth in the recitals to this Agreement.

1.20. “Shareholder Approval” means the approval by the stockholders of the Company at a duly convened meeting of stockholders, of amendment of the Company's Certificate of Incorporation to provide for issuance of Preferred Stock in accordance with the Certificate of Designation.

1.21. “Underlying Shares” means the shares of Common Stock issued or issuable upon conversion of the Preferred Stock.

1.22. “Units” shall mean collectively the Series A Units and Series B Units.

1.23. “Unit Shares” shall have the meaning set forth in the recitals to this Agreement.

1.24. “Warrants” means collectively the Series A Warrants and the Series B Warrants.

1.25. “Warrant Price” shall have the meaning set forth in the Warrants.

1.26. “Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

1.27. “1933 Act” shall have the meaning set forth in the recitals to this Agreement.

1.28. “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

2.                 Purchase and Sale of Units. Subject to the terms and conditions of this Agreement and on the basis of the representations and warranties made herein, each of the Purchasers hereby severally, and not jointly, agrees to purchase, and the Company hereby agrees to sell and issue to each of the Purchasers, the number of Series A Units and (subject to Shareholder Approval) the number of Series B Units set forth on such Purchaser’s signature page attached hereto for a purchase price of $80,000 per Unit (the “Unit Purchase Price”). The Unit Purchase Price shall be payable by check, wire transfer or as otherwise agreed to by the Company and the Purchaser.

3.	Initial Closing.

3.1              Closing Procedure. Upon receipt by the Company of executed signature pages to this Agreement from Purchasers for the purchase of eight (8) Series A Units, the Company shall promptly notify such Purchasers and set a date for an initial closing (the “Initial Closing”), which shall be on or before March 18, 2005 or as otherwise mutually agreed to by the Company and the Purchasers (the “Initial Closing Date”). At the Initial Closing, the Purchasers

shall purchase and the Company shall sell an aggregate of eight (8) Series A Units for an aggregate purchase price of $640,000.

3.2	Initial Closing Date Conditions and Deliveries.

(a) On the Initial Closing Date, the Company shall deliver to the Purchasers:

(i)	the Unit Shares for eight (8) Series A Units;

(ii)	the Series A Warrants for eight (8) Series A Units;

(iii)	the executed Registration Rights Agreement;

(iv)	a certificate executed by the Chief Executive Officer and Chief Financial Officer of the Company, in the form attached as Exhibit E;

(v)	the opinion of counsel to the Company in the form attached as Exhibit F; and
(vi)

all consents and waivers required under or in respect of any agreement or instrument to which the Company is a party or by which any of its properties or assets is bound, or under any applicable law, that are necessary or appropriate in connection with the transactions contemplated by the Agreements, in form and substance satisfactory to each of the Purchasers.

(b)               The obligation of each Purchaser to purchase the Series A Units from the Company at the Initial Closing is further subject to the satisfaction, at or before the Initial Closing Date, of each of the following conditions:

(i)

the representations and warranties of the Company shall be true and correct as of the date when made and as of the Initial Closing Date as though made at that time (except for representations and warranties that speak as of a specific date); and

(ii)

the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Agreements to be performed, satisfied or complied with by the Company at or prior to the Initial Closing Date.

(c)               On the Initial Closing Date, each Purchaser shall deliver to the Company:

(i)	The aggregate Purchase Price set forth on such Purchaser’s signature page hereto for Series A Units to be purchased at the Initial Closing; and

(ii)	The executed Registration Rights Agreement.

4.	Subsequent Closings.

4.1. Closing Procedure for Remaining Series A Units and Series B Units. The twelve (12) remaining Series A Units (the “Remaining Series A Units”) and the Series B Units shall be purchased in a series of subsequent closings (each a “Subsequent Closing”) during the Unit Purchase Period subject to the receipt by the Company of Purchase Orders at a ratio of one Unit for each $100,000 of Purchase Orders received by the Company. The Remaining Series A Units shall be purchased first in order and then followed by the purchase of the Series B Units. Subject to the conditions and limitations provided in Section 7.2 hereof, within 5 days following notice to the Purchasers of the Company's receipt of current Purchase Orders (i.e., Purchase Orders which are dated within 30 days of submission of such notice to the Purchasers) aggregating not less than $100,000, the Purchasers shall purchase and the Company shall sell the number of Series A or Series B Units, as the case may be, as shall equal the aggregate amount of such Purchase Orders divided by 100,000 (a “Subsequent Closing Date”), rounded to the closest whole number.

4.2	Subsequent Closing Date Conditions and Deliveries.

(a)             On each Subsequent Closing Date, the Company shall deliver to the Purchasers:

(i) the number of Unit Shares or the number of Preferred Stock required on such Closing Date, provided, (i) in the case of the sale of Series B Units, the initial Conversion Price of the Preferred Stock shall be subject to adjustment in accordance with Section 2 of the Certificate of Designations as if such Preferred Stock had been issued on the Initial Closing; and (ii) in the case of the sale of Series A Units, the number of any such Unit Shares shall be increased proportionately to the the amount of any increase in the number of Underlying Shares that would have been issuable upon the full conversion of a Preferred Stock had such Preferred Stock been purchased on such Subsequent Closing Date.

(ii) the number of Series A Warrants or Series B Warrants required on such Subsequent Closing Date, provided, the exercise price and number of Warrant Shares shall be subject to adjustment in accordance with Section 9 of the Warrants as if such Warrants had been issued on the Initial Closing Date.

(iii) a certificate executed by the Chief Executive Officer and Chief Financial Officer of the Company, in the form attached as Exhibit G;

(iv) the opinion of counsel to the Company in the form attached hereto as Exhibit H; and

(v)

all consents and waivers required under or in respect of any agreement or instrument to which the Company is a party or by which any of its properties or assets is bound, or under any applicable law, that are necessary or appropriate in connection with the transactions contemplated by the Agreements, in form and substance satisfactory to each of the Purchasers.

(b)               The obligation of each Purchaser to purchase the Series A Units or the Series B Units, as the case may be, from the Company at each Subsequent Closing is further subject to the satisfaction, at or before such Subsequent Closing Date, of each of the following conditions:

(i)

the representations and warranties of the Company shall be true and correct as of the date when made and as of the Subsequent Closing Date as though made at that time (except for representations and warranties that speak as of a specific date);

(ii)

the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Agreements to be performed, satisfied or complied with by the Company at or prior to such Subsequent Closing Date; and

(iii)

in the case of the sale of a Series B Unit, the Certificate of Designations shall have been filed with the Secretary of State of the State of Nevada, shall be in full force and effect, shall not have been amended and a copy thereof certified by such Secretary of State shall have been delivered to the Purchasers.

(c) On each Subsequent Closing Date, the Purchasers shall deliver to the Company the aggregate purchase price for the Units purchased on such Closing Date.

(d) Each Purchaser shall purchase a fraction of the Units on each Subsequent Closing Date, which fraction shall equal the total number of Units each such Purchaser has committed to purchase hereunder divided by 62. In the event the Units required to be purchased on a Subsequent Closing Date shall not be evenly divisible according to such percentages, any remaining Unit(s) shall be divided among the Purchasers in accordance with their respective percentages with the purchase price for such Unit(s) prorated accordingly.

5.                 Representations and Warranties of the Company. Except as disclosed in the Company’s SEC Filings (as defined below) or in the Company disclosure schedule delivered herewith (the “Disclosure Schedule”), the Company hereby represents and warrants to the Purchasers that:

5.1.             Organization, Good Standing and Qualification. The Company is a corporation validly existing and in good standing under the laws of Nevada and has all requisite corporate power and authority to carry on its business as now conducted and own its properties. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or licensing necessary unless the failure to so qualify would not result in a Material Adverse Effect.

5.2.             Authorization. The Company has full corporate power and authority and has taken all requisite action on the part of the Company (other than obtaining the Shareholder Approval) necessary for (i) the authorization, execution and delivery of the Agreements, (ii) authorization of the performance of all obligations of the Company hereunder and thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities. The Agreements constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally and general principles of equity that restrict the availability of equitable or legal remedies.

5.3.             Capitalization. Set forth in Section 5.3 of the Disclosure Schedule is (a) a description of the authorized capital stock of the Company on the date hereof; (b) the number of shares of capital stock issued and outstanding on the date hereof; (c) the number of shares of capital stock issuable pursuant to the Company’s stock plans; and (d) the number of shares of capital stock issuable and reserved for issuance pursuant to securities (other than the Preferred Stock and the Warrants) exercisable for, or convertible into or exchangeable for any shares of capital stock (assuming the transactions contemplated herein have been effected solely for the purpose of computing antidilutive provisions in any such securities). All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid and nonassessable. No Person is entitled to preemptive or similar statutory or contractual rights with respect to any securities of the Company.

5.4.             Valid Issuance. As of the Initial Closing Date and each Subsequent Closing Date, the Company has reserved a sufficient number of shares of Common Stock for the issuance of the Securities, and any additional shares issuable pursuant to the Agreements. The Preferred Stock, Unit Shares, Warrants, Underlying Shares, and Warrant Shares are duly authorized, and such Securities, when issued in accordance herewith and, in respect of the Underlying Shares and Warrant Shares, pursuant to the terms of the Preferred Stock and Warrants, respectively, will be validly issued, fully paid, non-assessable and free and clear of all encumbrances and restrictions imposed by or through the Company, except for restrictions on transfer imposed by applicable securities laws.

5.5.             Consents. The execution, delivery and performance by the Company of the Agreements and, subject to the truth and accuracy of the representations made by the Purchasers of this Agreement, the offer, issuance and sale of the Securities, require no consent of, action by or in respect of, or filing with, any Person, agency, or official, other than the Shareholder Approval contemplated hereunder and filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws.

5.6.            SEC Filings; Business. Except as set forth in Schedule 5.6, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to or on the date hereof and all registration statements and exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Filings"). As of the date of filing of such SEC Filings, each such SEC Filing, as it may have been subsequently amended by filings made by the Company with the SEC prior to the date hereof, complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Filing. None of the SEC Filings, as of the date filed and as they may have been subsequently amended by filings made by the Company with the SEC prior to the date hereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Filings complied as to form in all material respects with applicable accounting requirements and published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The Company is engaged only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description of the business of the Company in all material respects. Except as set forth in Section 5.6 of the Disclosure Schedule, the Company has not provided to any Purchaser (i) any information required to be filed under the 1934 Act that has not been so filed or (ii) any material nonpublic information.

5.7. Use of Proceeds. The proceeds of the sale of the Units shall be used by the Company for general corporate purposes and working capital.

5.8.            No Material Adverse Change. Except as disclosed and described in the Company’s SEC Filings or in Section 5.8 of the Disclosure Schedule, since December 31, 2004, there has not been any change in the consolidated assets, liabilities, financial condition or operating results of the Company, except changes in the ordinary course of business which have not had, in the aggregate, a Material Adverse Effect; and since March 31, 2004 there has not been:

(a) any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

(b)               any material damage, destruction or loss, whether or not covered by insurance, to any assets or properties of the Company;

(c)            any waiver by the Company of a material right or of a material debt owed to it;

(d)               any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company taken as a whole (as such business is presently conducted and as it is proposed to be conducted);

(e)               any material change or amendment to or breach or default of a material contract or arrangement by which the Company or any of its assets or properties is bound or subject;

(f)             any material labor difficulties or labor union organizing activities with respect to employees of the Company;

(g)                any material transaction entered into by the Company other than in the ordinary course of business; or

(h)               any other event or condition of any character that the Company believes will have a Material Adverse Effect.

5.9 No Conflict, Breach, Violation or Default; Compliance with Law. The execution, delivery and performance of the Agreements by the Company and the issuance and sale of the Securities will not conflict with or result in a breach or violation of any of the terms and provisions of, constitute a default under, require any consent, approval or filing under, result in or require the creation or imposition of any lien or encumbrance upon or with respect to the Company’s property under (i) the Company’s Certificate of Incorporation (including any certificates of designation) or the Company’s Bylaws, both as in effect on the date hereof, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its properties; or (iii) any contract, loan or instrument by which the company or its property is bound. The Company (i) is not to its knowledge in violation of any statute, rule or regulation applicable to the Company or its assets or its activities, (ii) is not in violation of any judgment, order or decree applicable to the Company or its assets; and (iii) has not received notice from any Person of any claim, investigation or inquiry, that, if adversely determined, would render the preceding sentence untrue or incomplete and the Company is aware of no facts or circumstances which could give rise to such a claim, investigation or inquiry.

5.10           Tax Matters. Except as set forth in Section 5.10 of the Disclosure Schedule, the Company has timely prepared and filed all material tax returns required to have been filed by the Company with all appropriate governmental agencies and timely paid all material taxes owed by it, in each case taking into account permitted extensions and assessments challenged in good faith and disclosed in the SEC Filings. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company nor, to the knowledge of the Company, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except such as which are not material. All material taxes and other assessments and levies that the Company is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. Except as set forth in Section 6.10 of the Disclosure Schedule, there are no tax liens or claims pending or threatened against the Company or any of its respective assets or property. There are no outstanding tax sharing agreements or other such arrangements between the Company and any other corporation or entity.

5.11 Title to Properties and Securities. Except as disclosed in the SEC Filings or as set forth in Section 5.11 of the Disclosure Schedule, the Company has good and marketable title to all properties and assets owned by it and material to its operations, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the SEC Filings, the Company holds any leased real or personal property material to the Company’s operations under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

5.12. Certificates, Authorities and Permits. The Company possesses adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it and has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect.

5.13.        Labor Disputes. No material labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent.

5.14.          Intellectual Property. Except as set forth in Section 5.14 of the Disclosure Schedule, the Company owns or possesses adequate rights or licenses to the inventions, know-how, patents, patent rights, copyrights, trademarks, trade names, licenses, approvals, governmental authorizations, trade secrets confidential information and other intellectual property rights necessary to conduct the business now operated by it and presently contemplated to be operated by it (collectively, “Intellectual Property Rights”), free and clear of all liens, security interests, charges, encumbrances, equities and other adverse claims, and the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights. Section 5.14 of the Disclosure Schedule includes a complete and accurate description of the Company’s material Intellectual Property Rights, other than off-the-shelf commercial or shrinkwrap software and excluding all software or other material that is distributed as “free software,” “open source software” or under a similar licensing or distribution model. Except as set forth in Section 5.14 of the Disclosure Schedule, none of the Company's Intellectual Property Rights have expired or terminated, or are expected to expire or terminate within three years from the date of this Agreement, except where such expirations or termination would not result, either individually or in the aggregate, in a Material Adverse Effect. To the knowledge of the Company, the Company’s patents and other Intellectual Property Rights and the present activities of the Company do not infringe any patent, copyright, trademark, trade name or other proprietary rights of any third party where such infringement may cause a Material Adverse Effect on the Company, and there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company regarding its Intellectual Property Rights, and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing. The Company has no knowledge of the material infringement of its Intellectual Property Rights by third parties and has no reason to believe that any of its Intellectual Property Rights is unenforceable, and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing. The Company has taken commercially reasonable security measures to protect the secrecy, confidentiality and value of all of its intellectual properties.

5.15. Environmental Matters. The Company is not in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), does not own or operate any real property contaminated with any substance that is subject to any Environmental Laws, is not liable for any off-site disposal or contamination pursuant to any Environmental Laws, and is not subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation that might lead to such a claim.

5.16. Absence of Litigation. Except as set forth in the Company’s SEC Filings or in Section 5.16 of the Disclosure Schedule, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against the Company or any of the Company's officers or directors in their capacities as such, that would reasonably be expected to result in judgments against the Company in an amount, individually or in the aggregate, in excess of $50,000.

5.17.          Financial Statements. The financial statements included in the Company’s SEC Filings present fairly and accurately in all material respects the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis with the Company’s past practices, except as set forth in Section 5.17 of the Disclosure Schedule. Except as set forth in the SEC Filings filed prior to the date hereof, the Company has no liabilities, contingent or otherwise, except those (a) not required under generally accepted accounting principles to be reflected in the Company’s financial statements, (b) incurred in the ordinary course of business, or (c) which individually or in the aggregate are not material to the financial condition or operating results of the Company.

5.18. Insurance Coverage. The Company maintains in full force and effect insurance coverage that the Company reasonably believes to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure.

5.19. Brokers and Finders. The Purchasers shall have no liability or responsibility for the payment of any commission or finder’s fee to any third party in connection with or resulting from this agreement or the transactions contemplated by this Agreement by reason of any agreement of or action taken by the Company.

5.20.          No General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

5.21.          Issuance of Securities. The Securities are duly authorized and, upon issuance in accordance with the terms of the applicable agreements, shall be (i) validly issued, fully paid and non-assessable and (ii) free from all taxes, liens and charges with respect to the issuance thereof (other than any such taxes, liens and charges created by any Purchaser or assignee or transferee), and shall not be subject to pre-emptive rights or other similar rights of shareholders of the Company. As of the Closing, a sufficient number of shares of Common Stock will have been duly authorized and reserved for issuance of the Unit Shares, and upon conversion of the Preferred Stock and exercise of the Warrants. Upon their issuance, the Unit Shares, Underlying Shares and the Warrant Shares, as the case may be, will be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof (other than any such taxes, liens and charges created by any Purchaser or any assignee or transferee), with the holders being entitled to all rights accorded to a holder of Common Stock.

5.22           Subsidiaries. The Company owns a majority of the issued and outstanding capital stock of Nor Industries, Inc., The Scitech Group, Inc. and Green Globe Industries, Inc. The Company does not own or control any equity security or other interest of any other corporation, limited partnership or other business entity.

5.23           Obligations to Related Parties. Except as set forth on Schedule 6.23 of the Disclosure Schedule, there are no obligations of the Company to officers, directors, stockholders or employees of the Company other than:

(a)	for payment of salary for services rendered and for bonus payments;

(b)	reimbursement for reasonable expenses incurred on behalf of the Company;

(c)

for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company); and

(d)	obligations listed in the Company's financial statements or disclosed in any of its SEC Filings.

Except as described above, none of the officers, directors or, to the best of the Company's knowledge, key employees or stockholders of the Company or any members of their immediate families, are indebted to the Company, individually or in the aggregate, in excess of $50,000 or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company, other than passive investments in publicly traded companies (representing less than one percent (1%) of such company) which may compete with the Company. Except as described above, no officer, director or stockholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company and no agreements, understandings or proposed transactions are contemplated between the Company and any such person. Except as set forth on Schedule 5.23, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

5.24           Employees. Except as set forth on Schedule 5.24 of the Disclosure Schedule, the Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company's knowledge, threatened with respect to the Company. Except as disclosed in the SEC Filings or on Schedule 5.24, the Company is not a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. To the Company's knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company; and to the Company's knowledge the continued employment by the Company of its present employees, and the performance of the Company's contracts with its independent contractors, will not result in any such violation. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company. The Company has not received any notice alleging that any such violation has occurred. Except for employees who have a current effective employment agreement with the Company, no employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. Except as set forth on Schedule 6.24, the Company is not aware that any officer, key employee or group of employees intends to terminate his, her or their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of employees.

5.25           Registration Rights and Voting Rights. Except as set forth on Schedule 5.25 of the Disclosure Schedule and except as disclosed in SEC Filings, the Company is presently not under any obligation, and has not granted any rights, to register any of the Company's presently outstanding securities or any of its securities that may hereafter be issued. Except as set forth on Schedule 6.25 and except as disclosed in SEC Filings, to the Company's knowledge, no stockholder of the Company has entered into any agreement with respect to the voting of equity securities of the Company.

5.26           Listing. The Company's Common Stock (the “Traded Securities”) are listed for trading on the National Association of Securities Dealers, Inc. Over the Counter Bulleting Board (“NASD OTCBB”) and each of the Traded Securities satisfies all requirements for the continuation of such listings. The Company has not received any notice that any of its Traded Securities will be delisted from NASD OTCBB or that any of its Traded Securities do not meet all requirements for listing.

5.27           No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act which would prevent the Company from selling the Securities pursuant to Rule 506 under the 1933 Act, or any applicable exchange-related stockholder approval provisions, nor will the Company or any of its affiliates or subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings.

5.28           Stop Transfer. The Securities are restricted securities as of the date of this Agreement. The Company will not issue any stop transfer order or other order impeding the sale and delivery of any of the Securities at such time as the Securities are registered for public sale or an exemption from registration is available, except as required by state and federal securities laws.

5.29           Patriot Act. The Company certifies that, to the best of Company's knowledge, the Company has not been designated, and is not owned or controlled, by a “suspected terrorist” as defined in Executive Order 13224. The Company hereby acknowledges that the Purchasers seek to comply with all applicable laws concerning money laundering and related activities. In furtherance of those efforts, the Company hereby represents, warrants and agrees that: (i) none of the cash or property that the Company will pay or will contribute to the Purchasers have been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment by the Company to the Purchasers, to the extent that they are within the Company's control shall cause the Purchasers to be in violation of the Untied States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001. The Company shall promptly notify the Purchasers if any of these representations ceases to be true and accurate regarding the Company. The Company agrees to provide the Purchasers any additional information regarding the Company that the Purchasers deem necessary or convenient to ensure compliance with all applicable laws concerning money laundering and similar activities. The Company understands and agrees that if at any time it is discovered that any of the foregoing representations are incorrect, or if otherwise required by applicable law or regulation related to money laundering similar activities, the Purchasers may undertake appropriate actions to ensure compliance with applicable law or regulation, including but not limited to segregation and/or redemption of the Company's investment in the Purchasers. The Company further understands that the Purchasers may release confidential information about the Company and, if applicable, any underlying beneficial owners, to proper authorities if the Purchasers, in their sole discretion, determines that it is in the best interests of the Purchasers in light of relevant rules and regulations under the laws set forth in subsection (ii) above.

5.30           Foreign Corrupt Practices. Neither the Company, nor any of its subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries has, in the course of its actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

6.                Representations and Warranties of the Purchaser. Each of the Purchasers hereby severally, and not jointly, represents and warrants to the Company that:

6.1              Organization, Good Standing, Authorization. If Purchaser is an entity, it is a corporation, limited liability company, trust or partnership or other similar entity duly organized, validly existing and in good standing under the laws of its jurisdiction. Purchaser has full power and authority (corporate or otherwise) to execute, deliver and enter into this Agreement and the Registration Rights Agreement. The execution, delivery and performance by the Purchaser of this Agreement and the Registration Rights Agreement have been duly authorized and this Agreement and the Registration Rights Agreement will each constitute the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally and general principles of equity that restrict the availability of equitable or legal remedies.

6.2              Purchase Entirely for Own Account. The Securities to be received by the Purchaser hereunder will be acquired for the Purchaser’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. The Purchaser is not a registered broker dealer or an entity engaged in the business of being a broker dealer.

6.3              Investment Experience. The Purchaser acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters and in private placement transactions of companies similar to the Company so that it is capable of evaluating the merits and risks of the purchase contemplated hereby.

6.4              Disclosure of Information. The Purchaser has had an opportunity to receive documents related to the Company and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities and has received and read the SEC Filings filed via EDGAR. Neither such inquiries nor any other due diligence investigation conducted by the Purchaser shall modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or made pursuant to this Agreement.

6.5              Restricted Securities. The Purchaser understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable state laws and regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

6.6              Legends. It is understood that, until registration for resale pursuant to the Registration Rights Agreement or until sales under Rule 144(k) are permitted, certificates evidencing the Securities may bear one or all of the following legends or legends substantially similar thereto:

(a) “The shares represented by this certificate may not be transferred without (i) the opinion of counsel reasonably satisfactory to the corporation that such transfer may lawfully be made without registration under the Securities Act of 1933 or qualification under applicable state securities laws; or (ii) such registration or qualification.”

(b) If required by the authorities of any state in connection with the issuance of sale of the Securities, the legend required by such state authority.

Upon registration for resale pursuant to the Registration Rights Agreement or upon Rule 144(k) under the 1933 Act becoming available, the Company shall promptly cause certificates evidencing the Unit Shares, Underlying Shares and Warrant Shares previously issued to be replaced with certificates which do not bear such restrictive legends, and all Underlying Shares and Warrant Shares subsequently issued shall not bear such restrictive legends and each Purchaser will certify to the Company that it will thereafter sell the Common Stock evidenced by such unlegended certificates only pursuant to the Prospectus (as defined in the Registration Rights Agreement) as permitted under the Registration Rights Agreement or pursuant to Rule 144(k).

6.7              Accredited Investor. The Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act.

6.8.             No General Solicitation. The Purchaser did not learn of the investment in the Securities as a result of any public advertising or general solicitation.

7.	Covenants and Agreements.

7.1 Proxy Statement. Within 15 days following the Initial Closing, the Company shall file a Preliminary Proxy Statement with the SEC, which Preliminiary Proxy Statement shall solicit each stockholder’s affirmative vote at a stockholders’ meeting for approval of an amendment of the Company's Certificate of Incorporation to provide for the issuance of the Preferred Stock in accordance with the Certificate of Designation (the “Preferred Stock Authorization”). Within the later of 15 days following such filing date, or in the event the Company shall receive comments from the SEC regarding the Preliminary Proxy Statement, then within 15 days after such comments have been withdrawn or satisfied, the Company shall file a definitive Proxy Statement and call for a special meeting of stockholders for the purpose of approving the Preferred Stock Authorization. The Company shall use its reasonable best efforts to solicit and obtain its Shareholder Approval of such Preferred Stock Authorization and to cause the Board of Directors of the Company to recommend to the stockholders that they approve such proposal. In the event the Company shall fail to timely file such Preliminary or Definitive Proxy Statements and/or in the event Shareholder Approval is not received within seventy five (75) days following the Initial Closing, then in either case, for each day of delay in filing such Proxy Statements or receiving such Shareholder Approval, the Warrant Price for the Series A Warrants shall be reduced by $.01 but in no event shall such Warrant Price be reduced to less than $.05.

7.2              Purchase of Remaining Series A Units and Series B Units. The Purchasers' obligation hereunder to purchase the Remaining Series A Units and the Series B Units is subject to and conditioned upon the Company's receipt of Purchase Orders, at the rate of one Unit for each $100,000 of Purchase Orders received by the Company during the Unit Purchase Period, provided in the event the Purchasers shall acquire the Laurus Note or shall purchase Convertible Secured Notes from the Company, the number of Series B Units subject to purchase hereunder shall, at the option of the Purchasers, be reduced by a number equal to (a) the purchase price paid for the Laurus Note, or the principal amount of such Convertible Secured Notes divided by (b) 80,000. The Purchasers, at any time during the Unit Purchase Period, may, in their sole discretion waive any of the conditions and limitations in this Section 7.2 with respect to the purchase of one or more Remaining Series A Units or Series B Units and within five business days following notice to the Company of such waiver, the Purchasers shall purchase and the Company shall sell the number of such Units as provided in such notice in accordance with Section 4.2 hereof.

7.3              Purchase and Sale of Convertible Secured Notes; Optional Redemption of Laurus Note. At any time during the Unit Purchase Period, the Purchasers shall have the right to purchase and the Company shall be obligated to sell to Purchasers, Convertible Secured Notes in the form annexed hereto as Exhibit I (the “Convertible Senior Secured Notes”) in an aggregate principal amount which shall be equal to the Redemption Amount as defined in the Laurus Note. Within ten (10) days following the Purchasers' notice to the Company to exercise the foregoing right (the “Note Election”) (i) the Company shall issue and sell to the Purchasers the Convertible Secured Notes together with warrants (the “Note Warrants”) to purchase a number of shares of Common Stock at the same exercise price and same terms as the Series B Warrants, which number of shares shall equal one-half of the principal amount of the Convertible Secured Notes (the number of warrant shares and exercise price of such Note Warrants shall be adjusted to the same extent of any adjustments to the Series B Warrants made or to be made in the period commencing on the Initial Closing Date through the closing of the purchase of the Convertible Secured Notes); (ii) the Company shall execute and deliver a Security Agreement in the form annexed as Exhibit J (the “Security Agreement”) and a registration rights agreement with respect to registration of the shares underlying conversion of the Convertible Secured Notes which agreement shall be in the same form as the Registration Right Agreement herein; and (iii)the Purchasers shall pay the Company a purchase price (the “Note Purchase Price”) equal to the Redemption Amount. The Convertible Secured Notes, the warrants, the Security Agreement, the registration rights agreement and the Note Purchase Price shall be delivered respectively by the Purchasers and the Company to an Escrow Agent mutually agreeable to the Company and the Purchasers. Immediately following such deliveries to the Escrow Agent, the Company shall execute and deliver to the holder or the holders of the Laurus Note a Notice of Redemption (as defined in the Laurus Note) and shall direct the Escrow Agent to pay the Redemption Amount (subject to adjustment as provided in the Laurus Note) on the Redemption Payment Date (as defined in the Laurus Note) and to simultaneously release to the Purchasers the Convertible Secured Notes, the Note Warrants, the Security Agreement and registration rights agreement. In the event the Redemption Amount, as adjusted in accordance with the terms of the Laurus Note, shall be less than the Note Purchase Price, the Escrow Agent shall return any such difference to the Purchasers and the Company shall reissue the Convertible Secured Notes and the Note Warrants in such denominations to reflect the reduction in the Convertible Secured Note Purchase Price.

7.4	Right of First Refusal on Future Financings.

Subject to the exceptions described below, the Company and its Controlled Subsidiaries (as defined below) agree that during the period beginning on the date hereof and ending nine (9) months following the Initial Closing Date (the “Lock-Up Period”), neither the Company nor the Controlled Subsidiaries will, without the prior written consent of the Purchasers, negotiate or contract with any party for any equity financing (including any debt financing with an equity component) or issue any equity securities of the Company or any

Controlled Subsidiary or securities convertible or exchangeable into or for equity securities of the Company or any Controlled Subsidiary (including debt securities with an equity component) in any form (a “Future Offering”). In addition, subject to the exceptions described below, the Company and its Controlled Subsidiaries agree that during the period beginning on the date hereof and ending on and including the date which is eighteen (18) months after the Initial Closing Date, neither the Company nor its Controlled Subsidiaries will negotiate or contract with any party for any Future Offering unless it shall have first delivered to each Purchaser or a designee appointed by such Purchaser written notice (the “Future Offering Notice”) describing the proposed Future Offering, including the buyer and terms and conditions thereof, and providing each Purchaser an option to purchase its Aggregate Percentage (as defined below) of the securities to be issued in such Future Offering (the limitations referred to in this and the preceding sentence are collectively referred to as the “Capital Raising Limitations”). For purposes of this Section, “Aggregate Percentage” shall mean the percentage obtained by dividing (i) the aggregate number of Units issued to such Purchaser by (ii) the aggregate number of Units issued to all the Purchasers. A Purchaser can exercise its option to participate in a Future Offering by delivering written notice to the Company within ten (10) Business Days after receipt of a Future Offering Notice, which notice shall state whether such Purchaser will purchase its Aggregate Percentage, and that number of securities such Pur chaser is willing to purchase in excess of its Aggregate Percentage. In the event that one or more Purchasers fails to elect to purchase each of such Purchaser(s Aggregate Percentage, then each Purchaser which has indicated that it is willing to purchase a number of securities in such Future Offering in excess of its Aggregate Percentage shall be entitled to purchase its pro rata portion (determined in the same manner as described in the preceding sentence) of the securities in the Future Offering which one or more of the Purchasers has not elected to purchase. In the event the Purchasers fail to elect to fully participate in the Future Offering within the periods described in this Section, the Company shall not be obligated to sell any of the Future Offering to the Purchaser and shall have 60 days thereafter to sell the securities in such Future Offering upon terms and conditions, no more favorable to the purchasers thereof than specified in the Future Offering Notice. In the event the Company has not sold such securities of the Future Offering within such 60 day period, the Company shall not thereafter issue or sell such securities without first offering such securities to the Purchasers in the manner provided in this Section. The Capital Raising Limitations shall not apply to (i) a loan from a commercial bank which does not have any equity feature, (ii) any transaction involving the Company(s issuances of securities (A) as consideration in a merger or consolidation, (B) in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), or (C) as consideration for the acquisition of a business, product, license or other assets by the Company, (iii) the issuance of securities upon exercise or conversion of the Company(s options, warrants or other convertible securities outstanding as of the date hereof; and (iv) the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option plan, restricted stock plan or stock purchase plan for the benefit of the Company(s employees or directors. The Purchasers shall not be required to participate or exercise their right of first refusal with respect to a particular Future Offering in order to exercise their right of first refusal with respect to later Future Offerings. “Controlled Subsidiaries” means any entity in which the Company, directly or indirectly, owns at least 50% of the capital stock, equity or similar interest of such entity.

7.5              Reservation of Common Stock Issuable upon Conversion of Preferred Stock and Exercise of Warrants. The Company hereby agrees at all times to reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the full conversion of the Preferred Stock, and the exercise of the Warrants, such number of shares of Common Stock as shall equal the number of shares sufficient to permit the full conversion of the Preferred Stock and to permit the full exercise of the Warrants in accordance with the terms of the Warrants.

7.6              Press Releases. Any press release or other publicity originating from the Company concerning this Agreement or the transactions contemplated by this Agreement shall be submitted to the Purchasers for comment one business day prior to issuance. No press release or other public disclosure relating to this Agreement or the transactions contemplated by this Agreement may be issued or made by or on behalf of any Purchaser without prior consultation with and written consent from the Company.

7.7	Intentionally Omitted.

7.8              No Conflicting Agreements. The Company will not, without obtaining prior approval from the Required Holders, take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the obligations to the Purchasers under the Agreements.

7.9              Insurance. For so long as any Purchaser beneficially owns any of the Securities, the Company shall have in full force and effect (a) insurance reasonably believed by the Company to be adequate on all assets and activities, covering property damage and loss of income by fire or other casualty, and (b) insurance reasonably believed to be adequate protection against all liabilities, claims and risks against which it is customary for companies similarly situated as the Company to insure (other than key man insurance).

7.10           Compliance with Laws. So long as the Purchasers beneficially own any Securities, the Company will use reasonable efforts to comply with all applicable laws, rules, regulations, orders and decrees of all governmental authorities, except to the extent non-compliance (in one instance or in the aggregate) would not have a Material Adverse Effect.

7.11           Corporate Existence. So long as any Preferred Stock, Warrants, Convertible Senior Secured Notes or Note Warrants remain outstanding, the Company shall maintain its corporate existence, except in the event of a merger, consolidation or sale of all or substantially all of the Company’s assets so long as the surviving or successor entity in such transaction (a) assumes the Company’s obligations hereunder and under the agreements and instruments entered into in connection herewith, regardless of whether or not the Company would have had a sufficient number of shares of Common Stock authorized and available for issuance in order to fulfill its obligations hereunder and effect the conversion (including payment on) and exercise or conversion in full of all Preferred Stock and Warrants outstanding as of the date of such transaction; (b) has no legal, contractual or other restrictions on its ability to perform the obligations of the Company hereunder and under the agreements and instruments entered into in connection herewith; and (c)(i) is a publicly traded corporation whose common stock and the shares of capital stock issuable upon conversion and exercise of the Preferred Stock and Warrants are (or would be upon issuance thereof) listed for trading on the Nasdaq National Market, New York Stock Exchange or the American Stock Exchange or (ii) if not such a publicly traded corporation, then the buyer agrees that it will, at the election of the Purchasers, purchase such Purchasers’ Securities at a price equal to the greater of (a) 120% of the Purchase Price of such Securities or (b) the fair market value of such Securities on an as-converted and as-exercised basis based on the closing price immediately preceding such transaction or the redemption date, whichever is greater.

7.12           Nonpublic Information. On or before the 3rd business day following the Closing Date, the Company shall file a Current Report on Form 8-K with the SEC describing the material terms of the transactions contemplated by the Agreements and including as exhibits to such report this Agreement, Certificate of Designation, the form of Warrants and the Registration Rights Agreement in the form required by the 1934 Act (with such exhibits, a “Required Report”). Upon the filing of the Required Report with the SEC, to the knowledge of the Company, no Purchaser shall be in possession of any material, nonpublic information received from the Company or any of its officers, directors, employees or agents, that is not disclosed in the Form 8-K. The Company shall not, and shall not knowingly cause any of its officers, directors, employees and agents, to provide any Purchaser with any material nonpublic information regarding the Company from and after the filing of the Required Report with the SEC without the express written consent of such recipient.

7.13           Purchaser's Expenses. The Company shall pay the Purchasers' counsel fees with respect to the transactions contemplated by the Agreements.

7.14           Board Representation. At all times that the Purchasers own a majority of the Preferred Stock, the Purchasers shall have the right to designate up to two members of the Company's Board of Directors, or to designate a representative who shall receive notice of and shall be permitted to attend all meetings of the Board of Directors as an observer.

7.15           Purchaser Covenants. Each Purchaser covenants and agrees with the Company as follows:

(a)            Confidentiality. The Purchaser agrees that it will not disclose, and will not include in any public announcement, the name of the Company, unless expressly agreed to by the Company or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

(b)            Non-Public Information. The Purchaser agrees not to effect any purchases or sales in the shares of the Company's Common Stock while in possession of material, non-public information regarding the Company if such sales would violate applicable securities law.

(c)            Confidential Information. The Company from time to time may disclose to the Purchaser pursuant to this Agreement certain confidential technical and nontechnical business information (“Confidential Information”). Notwithstanding any other provision of this Agreement, including provisions regarding the termination of this Agreement or particular terms of this Agreement, the Purchaser shall not disclose such Confidential Information to third parties until the earliest of (i) the date upon which such information ceases to be Confidential Information through no fault of the Purchaser, (ii) the date such information is required to be disclosed by law or a court of competent jurisdiction, or (iii) the fifth anniversary of the date of disclosure by the Company to the Purchaser. In the event that the Purchaser or any of its representatives is requested or required to disclose any of the Confidential Information referred to above, the Purchaser will provide the Company with prompt notice of such request or requirement so that the Company (if it so desires) may seek a protective order. The Purchaser further acknowledges and understands that any information so obtained which may be considered “inside” non-public information will not be utilized by the Purchaser in connection with purchases and/or sales of the Company’s securities except in compliance with applicable state and federal securities laws. Confidential Information shall not include information that (A) was previously known to the receiving party prior to disclosure thereof by the other party, (B) is independently developed without the use of such Confidential Information, (C) at the time of disclosure to the receiving party is, or thereafter becomes, generally available to the public other than as a result of a disclosure by the receiving party or its representatives in violation of this Section 7.9(g), or (D) becomes available to the receiving party on a non-confidential basis from a third party provided that such third party is not bound by an obligation of confidentiality to the Company.

8.                 Survival. All representations and warranties contained in this Agreement shall survive for thirty six (36) months following the Initial Closing and each Subsequent Closing of the transactions contemplated hereby.

9.	Miscellaneous.

9.1              Successors and Assigns. This Agreement may not be assigned by the Company. A Purchaser may assign its rights and delegate its duties hereunder in whole or in part to any Person (who is not a competitor or vendor of the Company) to which such Purchaser has transferred or assigned all or part of its Preferred Stock or Warrants in accordance with the terms of the Preferred Stock and Warrants, provided in each case that such transferee or assignee acknowledges in writing to the Company that the representations and warranties contained herein shall apply to such transferee or assignee. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

9.2              Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.4 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given only upon delivery to each party to be notified by (i) personal delivery, (ii) facsimile, with electronic confirmation of transmittal, (iii) certified mail, return receipt requested, or (iv) an internationally recognized overnight air courier, addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to the Company:

United Energy Corporation

600 Meadowlands Parkway

No. 20

Secaucus, New Jersey 07094

Att: Brian King, President

With a copy to:

Greenbaum, Rowe, Smith & Davis, LLP

99 Wood Avenue South

P.O. Box 5600

Woodbridge, New Jersey 07095

Att: W Raymond Felton, Esq.

If to the Purchasers, to the addresses set forth on the

signature pages hereto.

With a copy to:

Silverman Sclar Shin & Byrne PLLC

381 Park Avenue South, Suite 1601

New York, New York 10016

Attn: Peter R. Silverman, Esq.

9.5 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of a majority of the Preferred Stock. Any amendment or waiver effected in accordance with this Section shall be binding upon the Purchasers and the Company.

9.6 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

9.7 Entire Agreement. This Agreement, including the exhibits and schedules hereto, the Registration Rights Agreement, the Notes and the Warrants, the Security Agreement and the other documents contemplated hereby constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

9.8 Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

9.9 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

9.10 Remedies. The Purchasers shall be entitled to specific performance of the Company’s obligations under the Agreements.

9.11 Actions of Purchasers. The obligations of each Purchaser hereunder and under the documents contemplated hereby are several and not joint with the obligations of any other Purchaser, and no Purchaser shall in any way be responsible for the performance of the obligations of any other Purchaser under any such document. Nothing contained herein or in any other document contemplated hereby, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute any of the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby or thereby. Each Purchaser confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other document contemplated hereby, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

9.12 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and the other Agreements. In the event an ambiguity or question of intent or interpretation arises, this Agreement and the other Agreements shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the other Agreements.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

The Company:	United Energy Corporation

By: _________________________

Name:	Brian King
Title:	Chief Executive Officer

Purchaser:

SHERLEIGH ASSOCIATES INC.

PROFIT SHARING PLAN

Name

By _________________________

Title _________________________

Number of Series A Units at $80,000 per Unit:	13 1/3

Number of Series A Units to be purchased at Initial Closing:	5 1/3

Number of Series B Units at $80,000 per Unit:	28

Address:	Sherleigh Associates, LLC
660 Madison Avenue
New York, NY 10021

with a copy to:

Peter Silverman, Esq.
Silverman Sclar Shin & Byrne PLLC
381 Park Avenue South

New York, NY 10016

26

EXHIBIT 10.1

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

The Company:	United Energy Corporation

By: _________________________

Name:	Brian King
Title:	Chief Executive Officer

Purchaser:

JOSEPH J. GRANO, JR.

Name

By _________________________

Title _________________________

Number of Series A Units at $80,000 per Unit:	6 2/3

Number of Series A Units to be purchased at Initial Closing:	2 2/3

Number of Series B Units at $80,000 per Unit:	14

Address:

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with a copy to:

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